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                                                                     EXHIBIT 3.1


                               [GREAT SEAL OF THE
                               STATE OF FLORIDA]

                          FLORIDA DEPARTMENT OF STATE
                               Sandra B. Mortham
                               Secretary of State


December 29, 1998

CT Corporation System
Tallahassee, FL




Re: Document Number P96000034309


The Articles of Amendment to the Articles of Incorporation of 2CONNECT EXPRESS, INC., a Florida corporation, were filed on December 28, 1998.

Should you have any questions regarding this matter, please telephone (850) 487-6050, the Amendment Filing Section.

Susan Payne
Senior Section Administrator
Division of Corporations                   Letter Number: 198A00060743
























     Division of Corporations - P.O. BOX 6327 - Tallahassee, Florida 32314






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                                                                 FILED
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS

                                                           98 DEC 28 PM 3:24


                     FIRST AMENDMENT TO AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                             2CONNECT EXPRESS, INC.


         WHEREAS, the right to amend the Amended and Restated Articles of Incorporation ("the Articles") of 2CONNECT EXPRESS, INC. ("the Corporation") is conferred by Florida Statute Section 607.1001 and was reserved by the Corporation pursuant to Article 9 of the Articles; and

         WHEREAS, the amendment hereinafter set forth has been adopted with the consent of, and approved by, all of the Corporation's stockholders and all of the Corporation's directors.

         NOW, THEREFORE, the Articles are amended effective as of December 28, 1998, as follows:

         Article 4.2(b) shall be deleted in its entirety and the following
Article 4.2(b) shall be inserted in lieu thereof:

                  (b) DIVIDENDS. The holders of the Preferred Stock shall be entitled to receive out of funds immediately available therefore dividends at the annual rate of seven and one-half percent (7.5%) based on the Series A Initial Purchase Price, the Series B Initial Purchase Price and the Series C Initial Purchase Price, as applicable. Dividends on the Series A Preferred Stock and the Series B Preferred Stock shall accrue on a daily basis and shall be payable in cash semi-annually on January 1 and July 1 of each year for so long as any Series A Preferred Stock or Series B Preferred Stock remains outstanding. Dividends on the Series C Preferred Stock shall accrue on a daily basis and shall be payable in cash semi-annually on April 1 and October 1 of each year for so long as any Series C Preferred Stock remains outstanding. Dividends on the Preferred Stock, including, without limitations, any accrued and unpaid dividends and liquidating distributions, shall be paid before any dividends or other distributions shall be declared or paid or set aside for payment on any Subordinate Stock; provided, further, that any such dividends shall be paid on the Series A Preferred Stock and Series B Preferred Stock before any dividends or other distributions shall be declared or paid or set aside for payment on any Series C Preferred Stock.


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         IN WITNESS WHEREOF, the undersigned officers, directors, and stockholders of the Corporation have executed this First Amendment To Amended And Restated Articles of Incorporation on the date or dates set forth below, to be effective for all purposes as of December 28, 1998.

Attest:                          2CONNECT EXPRESS, INC.


/s/ F. Eugene Woodham           By: /s/ James S. Holbrook, Jr.
-----------------------------       -----------------------------------
Secretary                           James S. Holbrook, Jr., as its
                                    Chairman and CEO

                                Date:             12/23/98
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